Exhibit 4.12

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is entered into by and between QUINTEK TECHNOLOGIES INC, a California corporation (the “Company”), and the undersigned Buyer (the “Buyer”).

WHEREAS:

A. The parties hereto previously entered into that certain Securities Purchase Agreement dated as of May 17, 2006 (the "Agreement").

B. The parties to the Agreement now desire to amend certain provisions set forth in the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. AMENDMENT OF THE 2nd“WHEREAS” CLAUSE. The 2nd“WHEREAS” Clause of the Agreement is hereby amended and replaced in its entirety with the following:

“WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Two Million Dollars ($2,000,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”) (as converted, the “Conversion Shares”) of which Seven Hundred Fifty Thousand Dollars ($750,000) shall be funded on the first (1st) business day following the date hereof (the “First Closing”), One Hundred Fifty Thousand Dollars ($150,000) shall be funded upon the Company increasing its authorized shares of Common Stock to at least five hundred million (500,000,000) shares of Common Stock (the “Second Closing”), Six Hundred Thousand Dollars ($600,000) shall be funded two (2) business days prior to the date the registration statement (the “Registration Statement”) is filed, pursuant to the Investor Registration Rights Agreement dated the date hereof, with the United States Securities and Exchange Commission (the “SEC”) (the “Third  Closing”), and Five Hundred Thousand Dollars ($500,000) shall be funded on the date that the Registration Statement is declared effective by the SEC (the “Fourth Closing”) (individually referred to as a “Closing” collectively referred to as the “Closings”), for a total purchase price of up to Two Million Dollars ($2,000,000), (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the “Subscription Amount”); and”

2. AMENDMENT OF SECTION 1(b). Section 1(b) of the Agreement is hereby amended and replaced in its entirety with the following:

“(b) Closing Date. The First Closing of the purchase and sale of the Convertible Debentures shall took place on May 24, 2006 (the “First Closing Date”), the Second Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time on the date the Company increases its authorized shares of Common Stock to at least five hundred million (500,000,000) shares of Common Stock , subject to notification of satisfaction of the conditions to the Second Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer) (the “Second Closing Date”), the Third Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time on the date the Registration Statement is filed with the SEC, subject to notification of satisfaction of the conditions to the Third Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer) (the “Third Closing Date”) and of the Fourth Closing purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time on the date the Registration Statement is declared effective by the SEC, subject to notification of satisfaction of the conditions to the Fourth Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer) (the “Fourth Closing Date”) (collectively referred to a the “Closing Dates”). The Closing shall occur on the respective Closing Dates at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer).”

3. AMENDMENT OF SECTION 4(g)(iv). Section 4(g)(iv) of the Agreement is hereby amended and replaced in its entirety with the following:

“(iv) The Company issued to the Buyer on May 17, 2006 warrants to purchase an aggregate of Fifty Six Million Three Hundred Ninety Seven Thousand (56,397,000) shares of the Company’s Common Stock for a period of five (5) years as follows: 1) a warrant to purchase 17,857,000 shares of the Company’s Common Stock which shall have an exercise price of $0.05 per share, 2) a warrant to purchase 15,625,000 shares of the Company’s Common Stock shall have an exercise price of $0.055 per share, 3) a warrant to purchase 12,500,000 shares of the Company’s Common Stock which shall have an exercise price of $0.065 per share, and 4) a warrant to purchase 10,415,000 shares of the Company’s Common Stock which shall have an exercise price of $0.08 per share (collectively referred to as the “Warrants”). The shares of Common Stock issuable under the Warrants shall collectively be referred to as the “Warrant Shares”.

4. AMENDMENT OF SECTION 4(n). Section 4(n) of the Agreement is hereby amended and replaced in its entirety with the following:

“(n) Increase of Authorized shares of Common Stock. The Company shall increase its authorized shares of Common Stock to five hundred million (500,000,000) shares of Common Stock on or before September 15, 2006.”

5. AMENDMENT OF SECTION 7(b). Section 7(b) is hereby amended and replaced in its entirety with the following:

(b) The obligation of the Buyer(s) hereunder to accept the Convertible Debentures at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions:

(i) The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved by the OTCBB.

(ii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by two officers of the Company, dated as of the Second Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Second Closing Date regarding the representation contained in Section 3(c) above.

(iii) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(iv) The Company shall have provided the Buyer a filed copy of the Certificate of Designations indicating that in the event that there exists an Event of Default as defined in the Transaction Documents and specifically the Convertible Debentures, which remains uncured for a period of thirty (30) calendar days, the Buyer’s shall be entitled to vote, via proxy, the Super Voting Preferred Shares issued to Andrew Haag and Robert Steele.

The Company shall have certified that all conditions to the Second Closing have been satisfied and that the Company has increased its authorized shares of Common Stock to at least five hundred million (500,000,000) shares of Common Stock. If requested by the Buyer, the Buyer shall have received a certificate, executed by the two officers of the Company, dated as of the Second Closing Date, to the foregoing effect.

6. AMENDMENT OF SECTION 7(c). Section 7(c) is hereby amended and replaced in its entirety with the following:

(b) The obligation of the Buyer(s) hereunder to accept the Convertible Debentures at the Third Closing is subject to the satisfaction, at or before the Third Closing Date, of each of the following conditions:

(i) The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved by the OTCBB.

(ii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Third Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by two officers of the Company, dated as of the Third Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Third Closing Date regarding the representation contained in Section 3(c) above.

(iii) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(iv) The Company shall have certified that all conditions to the Third Closing have been satisfied and that the Company will file the Registration Statement with the SEC in compliance with the rules and regulations promulgated by the SEC for filing thereof two (2) business days after the Third Closing. If requested by the Buyer, the Buyer shall have received a certificate, executed by the two officers of the Company, dated as of the Third Closing Date, to the foregoing effect.

7. ADDITION OF NEW SECTION 7(d). A new subsection (d) is added to Section 7 as follows:

(d) The obligation of the Buyer(s) hereunder to accept the Convertible Debentures at the Fourth Closing is subject to the satisfaction, at or before the Fourth Closing Date, of each of the following conditions:

(i) The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved by the OTCBB.

(ii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Fourth Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Fourth Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by two officers of the Company, dated as of the Fourth Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Fourth Closing Date regarding the representation contained in Section 3(c) above.

(iii) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(iv) The Company shall have certified that all conditions to the Fourth Closing have been satisfied and that the Company’s Registration Statement has been declared effective by the SEC. If requested by the Buyer, the Buyer shall have received a certificate, executed by the two officers of the Company, dated as of the Fourth Closing Date, to the foregoing effect.

8. EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of September ___, 2006. All other terms set forth in the Agreement shall remain unchanged and this Amendment and the Agreement shall be deemed a single integrated agreement for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed as of day and year first above written.

COMPANY:
QUINTEK TECHNOLOGIES INC.

By: /s/ ROBERT STEELE
Name: Robert A. Steele
Title: Chief Executive Officer

BUYER:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ MARK ANGELO
Name: Mark Angelo
Title: President and Portfolio Manager